AMENDMENT NUMBER ONE
                                     TO THE
                           FREMONT GENERAL CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN



        Effective for the plan year ending December 31, 1997, the Fremont General Corporation Supplemental Retirement Plan (the "Supplemental Plan") is amended as follows:

        FIRST: Section 2.1(1) of the Supplemental Plan is hereby amended to read as follows:

        (1) "ESOP EXCESS CONTRIBUTIONS" shall mean Company contributions to the Supplemental Plan pursuant to Paragraph 4.1(c) that are intended to compensate Participants for benefits lost under the ESOP as a result of Sections 415 and 401(a)(17) of the Code. For each Category 1 Participant, the ESOP Excess Contribution shall be based on the difference between the value (as a percentage of Compensation) of Employer Stock allocated to the accounts of ESOP participants  whose  ESOP  benefit  is not  limited  by  Section  415 or Section
401(a)(17) of the Code, and the value of Employer Stock allocated to the accounts of ESOP participants whose ESOP benefit is limited by Section 415 or
Section 401(a)(17) of the Code and who are Participants in the Supplemental Plan. For each Category 2 Participant, the ESOP Excess Contribution shall be the amount such Participant would have received as a special allocation under
Section 1.24 of the ESOP but for the fact that such person was a highly compensated employee under the ESOP.

        SECOND: Section 2.1(p) of the Plan is hereby amended to read as follows:

        (p) "PARTICIPANT" shall mean (i) any Management Employee who meets the requirements set forth in Article 3 to participate in the Supplemental Plan (Category 1 Participants), and (ii) any other highly compensated employee who meets the requirements set forth in Article 3 to participate in the Supplemental Plan (Category 2 Participants).

        THIRD: The following paragraph shall be added to Section 3.1 of the Supplemental Plan:

        "Management Employees who meet the immediately preceding requirements shall be deemed Category 1 Participants. Notwithstanding any of the foregoing to the contrary, highly compensated employees of the Company who (i) do not otherwise meet the eligibility requirements above, and (ii) for a given year are not entitled to a special allocation under Section 1.24 of the ESOP because of their highly compensated status, shall be deemed Category 2 Participants and shall receive an ESOP Excess Contribution, in accordance with Section 2.1(1) of this Supplemental Plan, for such year. A Category 2 Participant shall not be entitled to make Salary Deferral Elections under the Supplemental Plan."



IN WITNESSS WHEREOF, Fremont General Corporation has caused this instrument to be executed by its duly authorized officers on April 6, 1998.


                                             FREMONT GENERAL CORPORATION,
                                             a Nevada corporation




                                             By:      /s/ RAYMOND MEYERS
                                             -----------------------------------
                                                     RAYMOND MEYERS